UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2023
TYSON FOODS, INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-14704	71-0225165
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

2200 West Don Tyson Parkway,
Springdale,	Arkansas		72762-6999
(Address of Principal Executive Offices)			(Zip Code)
(479) 290-4000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class			Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	Par Value	$0.10	TSN	New York Stock Exchange
Class B stock is not publicly listed for trade on any exchange or market system. However, Class B stock is convertible into Class A stock on a share-for-share basis.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 9, 2023, Scott Spradley departed from the role of Executive Vice President, Chief Technology and Automation Officer of Tyson Foods, Inc. (the “Company”). Following his departure, Mr. Spradley's responsibilities will be assumed by members of the Company's Information Technology team.
In connection with Mr. Spradley’s departure, the Company expects that it will enter into a separation agreement and general release with Mr. Spradley (the “Separation and Release Agreement”). If Mr. Spradley signs and does not rescind the Separation and Release Agreement, then subject to certain terms and conditions, Mr. Spradley will be entitled to receive the following payments and benefits pursuant to the Company’s Executive Severance Plan, in each case, less all applicable taxes, withholdings and authorized or required deductions: (i) a payment of $1,400,000, which is equivalent to two (2) times his annual base salary, payable in installments over the twenty-four (24) month period immediately following his departure (but subject to the expiration of a six-month waiting period), in accordance with the Company’s normal payroll schedule; (ii) a lump-sum payment of $211,538, payable in July 2023, equivalent to his prorated annual incentive payment under the Company’s Annual Incentive Compensation Plan for Senior Executive Officers which is based on his fiscal year 2023 target opportunity; (iii) accelerated vesting of a prorated portion of his remaining outstanding restricted stock with an aggregate value of approximately $486,451 as of January 9, 2023; (iv) accelerated vesting of a prorated portion of his remaining outstanding unvested stock options with an aggregate value of approximately $299,043 as of January 9, 2023; and (v) accelerated vesting of a prorated portion of his outstanding unvested performance stock awards granted in November 2020, November 2021 and November 2022 based on actual company performance and actual payout level which is estimated to have an aggregate value of approximately $931,439, based on target performance with a stock price of $65.71 as of January 9, 2023. In addition, Mr. Spradley would be eligible to receive COBRA reimbursements for up to two (2) years of continued coverage. The foregoing payments and benefits are expected to be subject to Mr. Spradley agreeing to a release of claims in favor of the Company and reaffirming his commitment to comply with his existing restrictive covenant and confidentiality obligations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: January 9, 2023	By:	/s/ John R. Tyson

	Name:	John R. Tyson
	Title:	Executive Vice President and Chief Financial Officer

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